FORM OF LETTER TO BROKERS, DEALERS

[fashionmall.com, Inc. Letterhead]

July 2, 2001

    Re: Offer to Purchase for Cash by fashionmall.com, Inc. up to 1,216,600 shares of its Common Stock at a Purchase Price of $2.50 Per Share. The offer, proration period and withdrawal rights expire at 5:00 p.m., New York City time, on July 30, 2001, unless the offer is extended.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

We are enclosing the material listed below relating to our Offer to Purchase up to 1,216,600 shares of our Common Stock at a purchase price of $2.50, net to the seller in cash, without interest, as specified by tendering shareholders. Our offer is being made on the terms and subject to the conditions set forth in the Offer to Purchase, dated July 2, 2001, and the related Letter of Transmittal (as amended or supplemented from time to time).

Only common shares validly tendered at the purchase price and not withdrawn, will be purchased. However, because of the proration provisions described in the Offer to Purchase, all Common shares tendered may not be purchased if more than 1,216,600 Common shares are tendered. All shares tendered and not purchased, including shares not purchased because of proration or the conditional tender procedures, will be returned at fashionmall.com, Inc.'s expense promptly following the expiration date.

We reserve the right, in our sole discretion, purchase additional shares in the offer up to 2% of the outstanding shares of Common Stock, subject to applicable legal requirements.

As described in the Offer to Purchase, if more than 1,216,600 Common shares have been validly tendered and not withdrawn, we will purchase validly tendered (and not withdrawn) common shares in the following order of priority:

o First, we will purchase shares from all holders of "odd lots" of less than 100 shares who have properly tendered all of their shares at the purchase price prior to the expiration date and completed the "Odd Lots" box in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery;

o Second, we will purchase all shares conditionally tendered in accordance with SECTION 5 of the Offer to Purchase for which the condition was satisfied without regard to the procedure in the next bulleted clause, and all other sharestendered properly and unconditionally on a pro rata basis if necessary; and

o Finally, if necessary to permit us to purchase 1,216,600 shares, shares conditionally tendered (for which the condition was not initially satisfied) and not withdrawn prior to the expiration date, will be selected for purchase by random lot in accordance with the Offer to Purchase - provided that, to be eligible for purchase by random lot, all common shares owned by the tendering shareholder must have been properly tendered and the appropriate box must have been checked in the "Conditional Tenders" box in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.


For your information and for forwarding to your clients for whom you hold shares registered in your name (or in the name of your nominee), we are enclosing the following documents:

       1. The Offer to Purchase;

       2. The Letter of Transmittal for your use and for the information of your clients(together with accompanying instructions and Substitute Form W-9);

       3. A letter to fashionmall.com, Inc.'s shareholders from the President and Chief Executive Officer of fashionmall.com, Inc.;

       4. A Notice of Guaranteed Delivery to be used to accept the Offer if the shares and all other required documents cannot be delivered to the Depositary by the expiration date;

       5. A letter that may be sent to your clients for whose accounts you hold shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the offer.

Your prompt action is requested. We urge you to contact your clients as promptly as possible. The offer, proration period and withdrawal rights expire at 5:00 p.m., New York City time, on July 30, 2001, unless the offer is extended.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of shares pursuant to the Offer. We will, upon written request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and customary handling and mailing expenses incurred by them in forwarding materials related to the offer to their customers. We will pay all stock transfer taxes applicable to our purchase of Shares pursuant to the offer, except as otherwise provided in the Offer to Purchase and Instruction 6 of the Letter of Transmittal.

Any questions or requests for assistance or additional copies of the enclosed materials should be directed to American Stock Transfer & Trust Company. You may reach American Stock Transfer & Trust Company at the address on the last page of the Offer to Purchase, or by calling (877) 777-0800 x 6820 or (718) 921-8200 x 6820 if calling from New York City.

Thank you for your consideration.

                                   Sincerely,

                                   /S/ Benjamin Narasin
                                   --------------------

                                   Benjamin Narasin
                                   Chairman and Chief Executive Officer

Nothing contained herein or in the enclosed documents shall constitute you or any person the agent of fashionmall.com, Inc. or the Depositary, or authorize you or any other person to use any document or make any statement on behalf of any of them in connection with the tender offer other than the documents enclosed herewith and the statements contained herein.

                                INSTRUCTION FORM

                           Offer to Purchase for Cash

                          Made by fashionmall.com, Inc.

                           for up to 1,216,600 Shares

                               of its Common Stock

By signing this Instruction Form you acknowledge receipt of our letter and the enclosed Offer to Purchase, dated July 2, 2001, and the related Letter of Transmittal in connection with the offer by fashionmall.com, Inc. ("Fashionmall") to purchase up to 1,216,600 shares of its Common Stock ("Shares") at a price of $2.50 per Share, net to the seller in cash (the "Offer"), as specified by tendering shareholders, upon the terms and subject to the conditions of the Offer. Fashionmall may, but will not be obligated to, purchase additional shares up to 2% of the outstanding shares of Common Stock, subject to applicable legal requirements.

This will instruct you to tender to Fashionmall the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

                                 SHARES TENDERED

         [ ] If fewer than all Shares are to be tendered, please check this box and indicate below the aggregate number of Shares to be tendered by us. Unless this box is checked, it will be assumed that all Shares held by us for your account are to be tendered.

         _________________ Shares

                                    ODD LOTS
                (See Instruction 13 to the Letter of Transmittal)

Complete this section only if you own, beneficially or of record, an aggregate of fewer than 100 Shares and are tendering all of your Shares.

         [ ] The undersigned is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

         [ ] is a dealer, commercial bank, trust company or other nominee that
         (a) is tendering for the beneficial owner(s), Shares with respect to which the undersigned is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of the Shares.

                               CONDITIONAL TENDERS
                (See Instruction 8 of the Letter of Transmittal)

You may condition the tender of your Shares upon the purchase by Fashionmall of a specified minimum number of the Shares you are tendering hereby (which minimum number can be all of the Shares you are hereby tendering), all as described in the Offer to Purchase. It is your responsibility to calculate the minimum number of Shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of Shares specified, your tender will be deemed unconditional.

[ ] Minimum number of shares that must be purchased, if any are purchased:_____________Shares.

If, because of proration, the minimum number of Shares that you designated above will not be purchased, Fashionmall may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your Shares and checked the following box.

[ ] The tendered Shares represent all of the Shares held by me.

PLEASE SIGN HERE

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

Dated: ____________________, 2001

Name(s):_________________________________________________________
                                 (Please Print)
Capacity (full title):___________________________________________

Address:_________________________________________________________
                               (Include Zip Code)
Areas Code(s) and Telephone Number(s):___________________________